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                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                             SALON MEDIA GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

Notes:
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


                            [SALON MEDIA GROUP LOGO]



                                                              September 10, 2002


Dear Stockholder:

     This year's Annual Meeting of Stockholders will be held on Thursday, October 24, 2002 at 2:00 p.m. local time, at the office of Salon Media Group, Inc., located at 22 Fourth Street, 16th Floor, San Francisco, CA 94103. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

     A copy of the Company's Annual Report to Stockholders is also enclosed for your information. At the Annual Meeting we will review Salon Media Group, Inc.'s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.


                                         Very truly yours,

                                         /s/ Michael O'Donnell

                                         MICHAEL O'DONNELL
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            [SALON MEDIA GROUP LOGO]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD THURSDAY, OCTOBER 24, 2002

TO THE STOCKHOLDERS:

     Please take notice that the Annual Meeting of the Stockholders of Salon Media Group, Inc., a Delaware corporation ("Salon" or the "Company"), will be held on Thursday, October 24, 2002 at 2:00 p.m. local time, at the office of the Company, located at 22 Fourth Street, 16th floor, San Francisco, CA 94103, for the following purposes:

     1. To elect four (4) Class III directors to hold office for a term of three
(3) years and until their respective successors are elected and qualified.

     2. To approve the issuance of shares of the Company's Common Stock upon (i) the conversion of the Company's issued and issuable Series B Preferred Stock, and (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the issuance of the Series B Preferred Stock.

     3. To approve the issuance of shares of the Company's Common Stock upon (i) the conversion of the Company's Convertible Promissory Notes or other equity securities of the Company into which the Convertible Promissory Notes may be converted, and (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the Note and Warrant Purchase transaction of July 2002.

     4. To consider and approve up to six amendments to our Amended and Restated Certificate of Incorporation to effect a reverse split of our outstanding Common Stock by a ratio of between one-for-five and one-for-fifty.

     5. To consider an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

     6. To approve an amendment to the Company's 1995 Stock Option Plan to increase the limit on the number of shares which may qualify as incentive stock options by 707,763 shares, to 8,829,610 shares, without affecting the total number of shares which may be issued under the plan.

     7. To consider, approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public auditors for the fiscal year ending March 31, 2003.

     8. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 27, 2002 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the Company's principal offices located at 22 Fourth Street, 16th Floor, San Francisco, CA 94103.

                                          By order of the Board of Directors,

                                          /s/ Robert O'Callahan

                                          ROBERT O'CALLAHAN
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

San Francisco, California
September 10, 2002
--------------------------------------------------------------------------------
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.
--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Salon Media Group, Inc., a Delaware corporation ("Salon" or the "Company"), for use at its Annual Meeting of Stockholders to be held on Thursday, October 24, 2002, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is September 10, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

RECORD DATE

     As of the close of business on August 27, 2002, the record date, there were 14,155,276 shares of the Company's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. On the record date there were also 809 outstanding shares of the Company's Series A Preferred Stock (voting as 13,296,306 shares of Common Stock on an as-converted basis) and 125 outstanding shares of the Company's Series B Preferred Stock (voting as 2,829,654 shares of Common Stock on an as-converted basis), which were entitled to vote with respect to all matters (with the exception of Series B Preferred Stock's inability to vote on Proposal No. 2) to be acted upon at the Annual Meeting.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

VOTING

     The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

     All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two (2) Class I directors, Mr. Brian Dougherty and Dr. John Warnock, two (2) Class II directors, Mr. Robert Ellis and Mr. David Talbot, and four (4) Class III directors, Mr. Michael O'Donnell, Mr. Rob McKay, Mr. James H. Rosenfield, and Mr. Michael Fuchs, who will serve until the Annual Meeting of Stockholders to be held in 2003, 2004 and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three (3) years to succeed those directors whose terms expire at the annual meeting dates.

     The terms of the Class III directors will expire on the date of the upcoming Annual Meeting. Accordingly, four (4) persons are to be elected to serve as Class III directors of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those four positions are Mr. Michael O'Donnell, Mr. Rob McKay, Mr. James H. Rosenfield, and Mr. Michael Fuchs. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2005 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Company may designate.

     If a quorum is present and voting, the four nominees for Class III director receiving the highest number of votes will be elected as Class III directors. The total number of votes eligible to be cast with respect to this Proposal is 30,281,236, of which 14,155,276 represent shares of Common Stock, 13,296,306 represent shares of the Company's Series A Preferred Stock, voting on an as-converted basis, and 2,829,654 represent shares of the Company's Series B Preferred Stock, voting on an as-converted basis. Abstentions and broker non-votes have no effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

     DIRECTORS. This section sets forth for the Company's current directors, including the Class III nominees to be elected at the upcoming Annual Meeting, and information concerning their age and background.

                                                                                                               Director
Name                                              Position With the Company                          Age         Since
----                                              -------------------------                          ---         -----
CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS:
Brian Dougherty (1)                               Director                                            46          1999
Dr. John Warnock (1)                              Director                                            61          2001

CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS:

Robert Ellis                                      Director                                            66          2001
David Talbot                                      Director, Chairman and Editor in Chief              50          1995

CLASS III DIRECTORS NOMINATED FOR ELECTION AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS:

Michael O'Donnell                                 Director, President and Chief Executive Officer     38          1996
Rob McKay (1)                                     Director                                            38          2001
James H. Rosenfield (2)                           Director                                            73          1998
Michael Fuchs (2)                                 Director                                            56          2001

  (1)   Member of Audit Committee
  (2)   Member of Compensation Committee

     BRIAN DOUGHERTY has served as a Director of Salon since November 1999. Mr. Dougherty is the founder, former Chairman and Chief Technology Officer for Wink Communications, a formerly public company (acquired by Liberty Broadband in August 2002) that provides a complete end-to-end system for electronic commerce on television. Before founding Wink in 1994, Mr. Dougherty founded Geoworks, a computer software company delivering operating systems for handheld devices.

     DR. JOHN WARNOCK has served as a Director of Salon since August 2001. He was a founder of Adobe Systems and has been its Chairman of the Board since April 1989. Since September 1997, he has shared the position of Adobe Chairman of the Board with Charles M. Geschke. Dr. Warnock served as Chief Executive Officer of Adobe from 1982 through December 2000. In December 2000, Dr. Warnock assumed the role of Chief Technical Officer in addition to that of Chairman of the Board. Dr. Warnock received a Ph.D. in Electrical Engineering from the University of Utah.

     ROBERT ELLIS has served as a Director of Salon since August 2001. He is an advisor, investor, and director of Internet companies. From 1997 through 1999 he was the publisher, board member and early investor of XOOM.com (XMCM) which was merged with the National Broadcasting Company, Inc.'s internet properties. He formerly was president of eNature.com, the leading nature content site on the web. Mr. Ellis is a co-founder and member of the board of One FN, and is on the board of Winetasting.com. In 1996, he founded and produced Bonjour Paris, a travel destination site in France featured on America Online. Prior to that, he founded and owned Compact Publishing, for which he developed the Time Almanac with Time Magazine. He formerly was a correspondent for Time Magazine. Mr. Ellis holds an M.A. degree in History from the University of Chicago and a B. A. in Philosophy from Yale University.

     DAVID TALBOT co-founded Salon in 1995. He has served as Editor-in-Chief since Salon's incorporation. He served as Chief Executive Officer from Salon's incorporation through April 1999. He became Chairman of the Board in April 1999. From 1990 to 1995, Mr. Talbot was the Arts & Features editor for the San Francisco Examiner newspaper. Mr. Talbot has co-authored three books and written for numerous publications including The New Yorker, Rolling Stone and Playboy. Mr. Talbot holds a B.A. degree in sociology from the University of California at Santa Cruz.

     MICHAEL O'DONNELL has served as Salon's President since December 1996. He became Chief Executive Officer in April 1999. In 1996, he served as Vice President of Sales and Merchandising at SegaSoft, Inc., a consumer software publisher. From 1995 to 1996, Mr. O'Donnell was Vice President of Worldwide Sales at Rocket Science Games, Inc., a consumer software publisher. From 1993 to 1995, he served as Vice President of Retail Sales at Mindscape, Inc., a consumer software publisher. Mr. O'Donnell holds a B.A. degree in political science from the University of California at Berkeley.

     ROB MCKAY has served as a Director of Salon since August 2001. He is the president of the McKay Family Foundation since its inception in 1992, which supports community-based activist organizations working for long-term social and economic change. Mr. McKay is also the managing partner for the McKay Investment Group, which provides venture capital for early-stage technology and consumer product companies. He also serves actively on a number of corporate and foundation boards. Mr. McKay received his B.A. degree in Political Science and Sociology from Occidental College, and his M.A. in Social and Public Policy from the University of California, Berkeley.

     JAMES H. ROSENFIELD has served as a Director of Salon since April 1998. Mr. Rosenfield has been the President of JHR & Associates, a media consulting firm, since 1998. From 1994 to 1998, Mr. Rosenfield was Managing Director at the investment banking firm of Veronis Suhler & Associates. From 1987 to 1994, he was Chairman and Chief Executive Officer of John Blair Communications, Inc., a television sales and syndication company. From 1965 to 1985, Mr. Rosenfield held various executive positions at CBS Corporation, a television broadcasting and media company, including Executive Vice President of the Broadcast Group. Mr. Rosenfield holds a B.A. degree in English from Dartmouth College.

     MICHAEL FUCHS has served as a Director of Salon since August 2001. He was named chairman and chief executive officer of HBO in October, 1984, after joining HBO in 1976. In May 1995, he was appointed chairman of the Warner Music Group, becoming responsible for the leading entertainment conglomerate, Time Warner, Inc. Mr.

Fuchs left Time Warner in November 1995 and has since been an active investor and consultant. He serves on numerous corporate boards. Mr. Fuchs holds a B.A in Political Science from Union College and a J.D. from New York University Law School. Michael Fuchs has served as a director of MyTurn.com since January 2000 and as its Chairman and Interim Chief Executive Officer since April 2000. On March 2, 2001, MyTurn.com, Inc. filed a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code.

BOARD MEETINGS AND COMMITTEES

     MEETINGS OF THE BOARD OF DIRECTORS. During the fiscal year ended March 31, 2002, the Board of Directors of the Company held nine meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Company has no standing nominating committee of the Board, nor any committee performing the functions of a nominating committee. Leonardo Mondadori (former Director), Norman Lear (former Director) and Michael Fuchs attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and committees of the Board on which they served.

     The members of the Audit Committee during the fiscal year ended March 31, 2002 were Brian Dougherty Dr. John Warnock and Rob McKay. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The functions of the Audit Committee include, among others: recommending to the Board the retention of independent public auditors, subject to stockholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of the Company's auditors. The Board of Directors has adopted a written Audit Committee Charter that has been previously filed. The Audit Committee held four meetings during the fiscal year ended March 31, 2002.

     The sole member of the Compensation Committee during the fiscal year ended March 31, 2002 was James H. Rosenfield. The Compensation Committee reviews the performance of the officers of the Company and makes recommendations to the Board concerning salaries and incentive compensation for such officers. The Compensation Committee held no meetings during the fiscal year ended March 31, 2002.

                                 PROPOSAL NO. 2

      APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES B
                    PREFERRED STOCK AND EXERCISE OF WARRANTS

     On March 7, 2002, the Company completed a private placement sale of 125 shares of its Series B Preferred Stock, par value $.001 per share (the "Series B Shares"), for gross cash proceeds of $500,000 (the "Series B Financing"). The Certificate of Designation of Preferences and Rights of Series B Preferred Stock sets forth the rights, preferences, privileges and limitations of the Series B Shares (the "Certificate of Designation"). The Series B Shares may be converted into 2,829,654 shares of the Company's Common Stock (the "Common Stock") which would represent approximately 17% of the current issued and outstanding Common Stock, after considering the effect of the converted shares. In connection with the sale of the Series B Shares, the Company also issued a warrant to purchase 1,414,827 shares of Common Stock at an exercise price of $0.21 (the "Warrant"). The Warrant, upon exercise, will represent, prior to the conversion of any of the Series A shares or warrants and the Series B Shares, approximately 9% of the current issued and outstanding Common Stock, after considering the effect of the converted shares. The Warrant and the Series B Shares are referred to collectively as the "Series B Securities." Copies of the relevant documents for this private placement of the Series B Securities were filed as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2002 ("Series B Form 8-K"). The following summary of the material terms of the Series B Securities may not contain all of the information regarding the Series B Securities that is important to you. For further information, reference is made to the Certificate of Designation and the other transaction documents attached as exhibits to the Series B Form 8-K. The Board of Directors authorized the sale of the Series B Securities for the purpose of increasing the Company's working capital.

SUMMARY OF THE MATERIAL TERMS OF THE SERIES B SECURITIES

     The Series B Securities were issued in connection with a private equity financing to Adobe Systems, Inc., a publicly-traded provider of graphic design, publishing, and imaging software for Web and print production (NASDAQ: ADBE) (the "Series B Holder"), pursuant to a Securities Purchase Agreement (the "Purchase Agreement"). The following is a summary of the material terms of the Series B Shares:

     Series B Dividends. The Series B Shares accrue dividends annually at a rate of 8% per annum. No dividends may be declared or paid on any shares of the Company's Common Stock unless the dividends on all outstanding shares of the Company's Preferred Stock have been paid in their entirety.

     Conversion Rights and Adjustment to Conversion Price. Each Series B Share is convertible, at the option of a Series B Holder, into that number of shares of Common Stock obtained by dividing the Original Series B Price of $4,000, by the Series B Conversion Price then in effect (currently $0.1767). The Series B Conversion Price will be adjusted to reflect any subdivision, combination or consolidation of the Company's Common Stock, any distributions made to holders of Common Stock other than cash dividends out of retained earnings, any Common Stock dividends or distributions, and any reclassifications and reorganizations of the Company's capital stock.

     In addition, the Series B Conversion Price may be subject to adjustment in the event of, among other things, the Company's issuance or sale or deemed issuance or sale of shares of Common Stock at a price less than the then-effective Series B Conversion Price, subject to certain limited exceptions ("Dilutive Securities"). The adjusted Series B Conversion Price shall be determined by multiplying the Series B Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of the Company's Common Stock outstanding immediately prior to the issuance or sale of the Dilutive Securities plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Dilutive Securities so issued would purchase at the Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued. For purposes of determining the adjusted Series B Conversion Price, the number of shares of Common Stock outstanding shall include all shares of common stock issuable upon conversion of all outstanding shares of the Company's Preferred Securities and other convertible securities, and all shares of Common Stock issuable upon exercise of the Company's outstanding vested options to purchase shares of Common Stock.

     The Certificate of Designation does not provide for a minimum Series B Conversion Price. Therefore, any downward adjustment to the Series B Conversion Price could result in substantial dilution to the holders of the Common Stock.

     Liquidation Rights. The Certificate of Designation entitles the Series B Holder, in the event of any liquidation, dissolution or winding up of the Company, to receive an amount per share equal to $8,000 per Series B share, plus an amount equal to all accumulated and accrued dividends in preference to the holders of Common Stock, and then participate with the holders of Common Stock up to an aggregate return of $12,000 per Series B Share. For purposes of determining if the liquidation rights have been triggered, a merger or consolidation of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company.

     Voting Rights. The Series B Holder shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such its Series B Shares could be converted, provided, however, the Series B Holders are not entitled to vote on this Proposal.

     In addition, the Company may not amend or repeal any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Shares without the consent of the Series B Holder.

WARRANT

     The Warrant is exercisable for 1,414,827 shares of Common Stock at an exercise price of $0.21 per share, subject to adjustment, has a term of five (5) years, and may be exercised for cash or on a cashless basis based on the net appreciated value of the underlying shares of Common Stock. The warrant exercise price may be subject to adjustment in the event of, among other things, the Company's issuance or sale or deemed issuance or sale of shares of Common Stock at a price less than the then-effective warrant exercise price, subject to certain limited exceptions ("Dilutive Securities"). The adjusted warrant exercise price shall be determined by multiplying the warrant exercise price then in effect by a fraction, the numerator of which shall be the number of shares of the Company's Common Stock outstanding immediately prior to the issuance or sale of the Dilutive Securities plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Dilutive Securities so issued would purchase at the warrant exercise price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued. For purposes of determining the adjusted warrant exercise price, the number of shares of Common Stock outstanding shall include all shares of common stock issuable upon conversion of all outstanding shares of the Company's Preferred Securities and other convertible securities, and all shares of Common Stock issuable upon exercise of the Company's outstanding vested options to purchase shares of Common Stock.

STOCKHOLDER APPROVAL

     Section 4350 (i)(1)(D)(ii) of the Nasdaq Marketplace Rules requires stockholder approval of the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before the issuance of the securities if the issuance is for less than the greater of book or market value of the common stock on the date such securities are originally issued. Although the Series B Shares are not currently exercisable into more than 20% of the Company's outstanding Common Stock, their terms provide for anti-dilution protection which, if triggered, could potentially result in the issuance of greater than 20% of the Company's then outstanding Common Stock. In order to comply with the Marketplace Rules, the Company has committed not to engage in any transaction, such as the issuance of additional securities, which would trigger the anti-dilution protection provisions of the Series B Shares without first obtaining the stockholder approval required by Section 4350 (i)(1)(D)(ii) of the Marketplace Rules. In addition, the Company has committed to the Series B Holder that it will seek stockholder approval of this transaction. The issuance of any securities at an effective price of less than $0.1767 per share will, subject to certain exceptions, trigger anti-dilution protection for the Series B Shares. On July 31, 2002, the closing price of the Company's Common Stock was $0.13 per share.

     The Company is therefore seeking stockholder approval of the issuance of shares of Common Stock upon (i) the conversion of the Company's issued and issuable Series B Preferred Stock, and (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the issuance of the Series B Preferred Stock.

EFFECT OF FAILURE TO OBTAIN STOCKHOLDER APPROVAL

     In the event the stockholders do not approve this Proposal at the Annual Meeting, the Company will be unable to engage in any future financings, except to the extent that such future financings do not trigger the anti-dilution protection of the Series B Shares. If this Proposal is not approved at the Annual Meeting, and the Board of Directors determines that a future, dilutive financing was in the best interest of the Company, the Company would still have the ability to seek the necessary stockholder approval at a special meeting of the stockholders in the future. The expense of preparing for, soliciting proxies, and conducting such a special meeting, and the attendant delay which would result, could, in some circumstances, be harmful to the interests of the Company and contribute to less favorable financing terms.

     The Board of Directors believes that the Company's financial circumstances require flexibility to engage in future dilutive financings. Therefore, the Board of Directors believes that it is in the best interests of the Company and its stockholders to vote in favor of this Proposal.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of the Common Stock is present, either in person or by proxy, is required for approval of this Proposal. The total number of votes eligible to be cast with respect to this Proposal is 27,451,582, of which 14,155,276 represent shares of Common Stock and 13,296,306 represent shares of the Company's Series A Preferred Stock, on an as-converted basis. Series B Holders are not entitled to vote on this Proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the proposal.

     For the reasons set forth above, the Board of Directors believes that approval of the issuance of shares of Common Stock upon (i) the conversion of the Company's issued and issuable Series B Preferred Stock, and (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the issuance of the Series B Preferred Stock is in the best interests of the stockholders and the Company.

     THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK UPON CONVERSION OF SERIES B PREFERRED STOCK AND EXERCISE OF WARRANTS.

                                 PROPOSAL NO. 3

        APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF NOTES
                            AND EXERCISE OF WARRANTS

     On July 24, 2002, the Company sold and issued convertible promissory notes ("Notes") and warrants ("Warrants") in a financing transaction in which it raised gross proceeds of $714,039 (the "Financing"). The terms of the Financing are set forth in the Note and Warrant Purchase Agreement (the "Agreement") entered into between the Company and certain investors (including three members of the Company's Board of Directors). The Notes may be convertible at a future date into equity securities of the Company at a conversion price to be determined. The Warrants grant the holders thereof the right to purchase an aggregate of approximately 357,021 shares of the Company's common stock at an exercise price of $0.21 per share. The Company will use the capital raised for working capital and other general corporate purposes. The Notes and Warrants are referred to collectively as the "Bridge Note Securities." Copies of the relevant documents for this transaction were filed as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2002 ("Bridge Form 8-K"). The following summary of the material terms of the Bridge Note Securities may not contain all of the information regarding the Bridge Note Securities that is important to you. For further information, reference is made to the exhibits attached to the Bridge Form 8-K. The Financing was approved by a special committee comprised of disinterested directors of the Company's Board of Directors.

SUMMARY OF THE MATERIAL TERMS OF THE BRIDGE NOTE SECURITIES

     The Bridge Note Securities were issued in connection with a private financing to institutional and high net worth investors (the "Holders"), pursuant to the Agreement. The following is a summary of the material terms of the Agreement:

     In connection with the Financing, the Company granted the Holders a security interest in all of the Company's assets, subject to the rights of any Senior Indebtedness (as such term is defined in the Agreement), and the Note obligations may convert to the Company's securities pursuant to the terms described below.

     The Holders include Company directors Dr. John Warnock, Rob McKay and Brian Dougherty, who invested $198,690, $116,845, and $50,000, respectively, and were issued warrants to purchase 99,345, 58,423, and 25,000 shares respectively. Each of these directors/Holders has agreed that until such time as the Company has received the stockholder approval required under applicable Nasdaq Marketplace Rules for the transactions contemplated by the Agreement, including the issuance of the Warrants, they will not exercise any Warrants. The Financing was approved by a special committee comprised of disinterested directors of the Company's Board of Directors.

     Stockholder Approval Required. In no event shall the Notes shall be convertible until the earlier of (i) the sale of the Bridge Note Securities and the sale of shares of the Company's Series B Preferred Stock have been duly approved by the Company's stockholders in accordance with applicable Nasdaq Marketplace Rules, or (ii) such time as the Company's equity securities are no longer subject to Nasdaq Marketplace Rules. In the event the Company has not received such stockholder approval by September 30, 2003, the Company shall repay any and all Senior Indebtedness then outstanding as well as all amounts of principal and accrued interest owing under the Notes.

     Automatic Conversion Upon Financing. Subject to the stockholder approval discussed above, the Notes automatically convert upon the closing of the Company's first sale of its preferred or common stock following the Financing with aggregate gross proceeds to the Company of at least $2,000,000 (including the conversion of the outstanding principal of the Notes and other converted indebtedness of the Company)(a "Subsequent Financing"). In this event, the number of shares of the securities to be issued upon conversion of the Note obligations will equal the aggregate amount of the obligations plus accrued interest divided by the price per share of the securities issued and sold in the Subsequent Financing. The terms of any Subsequent Financing are unknown, but could potentially result in substantial dilution to the existing holders of the Company's Common Stock.

     Automatic Conversion Absent Financing by September 30, 2003. Subject to the stockholder approval discussed above, if no Subsequent Financing has occurred by the close of business on September 30, 2003, then the Notes shall automatically convert into shares of the Company's Common Stock. In the event of an automatic Note conversion into the Company's Common Stock absent a Subsequent Financing, the number of shares of the Common Stock to be issued upon conversion of outstanding Notes would equal the aggregate amount of the Note obligations plus accrued interest divided by the average closing price of the Company's Common Stock over the sixty (60) trading days ending on September 30, 2003, as reported on such market(s) and/or exchange(s) where the Common Stock has traded during such sixty trading days. Such a conversion could result in substantial dilution to the holders of the Company's Common Stock.

     While the Company is unable to predict the actual price at which the Notes would be convertible in the event of an automatic conversion absent a Subsequent Financing by September 30, 2003, the following table demonstrates the number of shares of the Company's Common Stock that could be issued under various scenarios. Based upon recent closing prices of the Company's Common Stock and three illustrations of lower-than-average prices, the number of shares of the Company's Common Stock issuable upon such an automatic conversion could range from approximately 4.8 million to approximately 34.8 million shares of Common Stock.

                                                                               Number of Shares of Company Common
               Illustrative Company Common Stock Price for        Price           Stock Issuable upon Automatic
                    Automatic Conversion of the Notes                                Conversion of the Notes
-----------------------------------------------------------------------------------------------------------------
Average closing price for 60 trading days preceding                $0.08                    8,925,488
August 16, 2002
-----------------------------------------------------------------------------------------------------------------
Maximum closing price in 60 trading days preceding                 $0.15                    4,760,260
August 16, 2002
-----------------------------------------------------------------------------------------------------------------
Lowest closing price in 60 trading days preceding                  $0.04                    17,850,975
August 16, 2002
-----------------------------------------------------------------------------------------------------------------
25% lower than average closing price for 60 trading                $0.06                    11,900,650
days preceding August 16, 2002
-----------------------------------------------------------------------------------------------------------------
50% lower than average closing price for 60 trading                $0.04                    17,850,975
days preceding August 16, 2002
-----------------------------------------------------------------------------------------------------------------
75% lower than average closing price for 60 trading                $0.02                    35,701,950
days preceding August 16, 2002
-----------------------------------------------------------------------------------------------------------------

     SECURITY INTEREST. The satisfaction of the Note obligations is secured by a security interest in favor of the Holders in all of the Company's current and hereafter acquired assets.

     PRIORITY. The indebtedness evidenced by the Notes may be subordinated to certain Senior Indebtedness of the Company to a commercial bank lender which may be incurred from time to time pursuant to an agreement to be entered into at a later date between the Company and such commercial lender. The Company has agreed not to incur any Senior Indebtedness in excess of $250,000 until such time as the stockholders of the Company have approved the sale of the Bridge Note Securities and the sale of the Company's Series B Preferred Stock. Following such stockholder approval, the Company has agreed not to incur any Senior Indebtedness in excess of $1,000,000.

WARRANTS

     The Warrants are exercisable into 357,021 shares of Common Stock at an exercise price of $0.21 per share, subject to adjustment, have a term of three
(3) years, and may be exercised for cash or on a cashless basis based on the net appreciated value of the underlying shares of Common Stock. The warrant exercise price may be subject to adjustment in the event of, among other things, the Company's issuance or sale or deemed issuance or sale of shares of Common Stock at a price less than the then-effective warrant exercise price, subject to certain limited exceptions ("Dilutive Securities"). The adjusted warrant exercise price shall be determined by multiplying the warrant exercise price then in effect by a fraction, the numerator of which shall be the number of shares of the Company's Common Stock outstanding immediately prior to the issuance or sale of the Dilutive Securities plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Dilutive Securities so issued would purchase at the warrant exercise price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued. For purposes of determining the adjusted warrant exercise price, the number of shares of Common Stock outstanding shall include all shares of common stock issuable upon conversion of all outstanding shares of the Company's Preferred Securities and other convertible securities, and all shares of Common Stock issuable upon exercise of the Company's outstanding vested options to purchase shares of Common Stock.

STOCKHOLDER APPROVAL

     Section 4350 (i)(1)(D)(ii) of the Nasdaq Marketplace Rules requires stockholder approval of the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before the issuance of the securities if the issuance is for less than the greater of book or market value of the common stock on the date such securities are originally issued. Because the conversion of the Bridge Note Securities or other equity securities of the Company into which the Bridge Note Securities may be converted could potentially result in the issuance of greater than 20% of the Company's then outstanding Common Stock, the Company is seeking to approve the issuance of shares of the Company's Stock upon (i) the conversion of the Notes, and (ii) the exercise of the Warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the Financing.

EFFECT OF FAILURE TO OBTAIN STOCKHOLDER APPROVAL

     In the event the stockholders do not approve this Proposal, the Company will be unable to engage in any future equity financings because of the inability to convert the pre-existing Note obligations into equity while remaining in compliance with Nasdaq rules. The restrictions imposed by the terms of the Notes would also substantially limit any debt financing that might otherwise be available to the Company. If this Proposal is not approved at the Annual Meeting, and the Board of Directors were to determine that a future equity financing is in the best interest of the Company, the Company would still have the ability to seek the necessary stockholder approval at a special meeting of the stockholders in the future. The expense of preparing for, soliciting proxies, and conducting such a special meeting, and the attendant delay which would result, could, in some circumstances, be harmful to the interests of the Company and contribute to less favorable financing terms.

     The Board of Directors believes that the Company's financial circumstances require flexibility to engage in future financings. Therefore, the Board of Directors believes that it is in the best interests of the Company and its stockholders to vote in favor of this Proposal.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of the Common Stock is present, either in person or by proxy, is required for approval of this Proposal. The total number of votes eligible to be cast with respect to this Proposal is 30,281,236, of which 14,155,276 represent shares of Common Stock, 13,296,306 represent shares of the Company's Series A Preferred Stock, on an as-converted basis, and 2,829,654 represent shares of the Company's Series B Preferred Stock, on an as-converted basis. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the Proposal.

     For the reasons set forth above, the Board of Directors believes that approval of the issuance of shares of the Company's Stock upon (i) the conversion of the Notes or other equity securities of the Company into which the Notes may be converted, and (ii) the exercise of the Warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the Financing is in the best interests of the stockholders and the Company.

     The members of the Company's Board of Directors who invested in the Financing recused themselves from the consideration of the Financing, including the Board of Director's recommendation to the Company's stockholders.

    THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF SHARES OF STOCK UPON CONVERSION OF NOTES AND
                             EXERCISE OF WARRANTS.

                                 PROPOSAL NO. 4

                 APPROVAL OF REVERSE SPLIT OF SALON COMMON STOCK

                                   BACKGROUND

     The Company's Board of Directors has adopted resolutions proposing to amend the Company's certificate of incorporation to effect a reverse stock split as set forth in the form Certificate of Amendment of the Certificate of Incorporation, attached as Appendix A to this proxy statement, in which the outstanding shares of Common Stock, ("Old Common Stock"), will be combined and reconstituted as a smaller number of shares of Common Stock, ("New Common Stock"), by a ratio of 1-for-5, 1-for-7, 1-for-10, 1-for-15, 1-for-20, or 1-for-50 (as if each amendment is being submitted as a separate proposal), with one of such amendments being the final amendment to be determined by the Company's Board of Directors, which shall have the right to abandon any or all of such amendments. The exact ratio will be determined by the Board of Directors based on prevailing market conditions at the time the reverse stock split is implemented, if at all. Stockholders are being asked to approve six separate alternative amendments to the Certificate of Incorporation with the Board having the authority to give its final approval to only one of such amendments and to abandon the others, or, at its discretion, to abandon the reverse split entirely.

     By approving the proposed alternative amendments, the Company's stockholders will be authorizing the Board to implement the reverse split at any time on or before the earlier of the date of the Company's 2003 Annual Meeting of Stockholders or December 31, 2003, or to abandon the reverse split at any time prior to implementation. If the amendment has not been filed with the Delaware Secretary of State by the close of business on the earlier of the date of the Company's 2003 Annual Meeting of Stockholders or December 31, 2003, the Board will either resolicit stockholder approval or abandon the reverse split.

PURPOSE OF THE REVERSE STOCK SPLIT

     The purpose of the reverse stock split is to facilitate the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market. On August 20, 2002, the Company was notified by the Nasdaq Listing Qualifications Panel that the Company's Common Stock would remain listed on the Nasdaq SmallCap Market subject to certain conditions. First, on or before November 11, 2002, the Company must demonstrate and, immediately thereafter for a minimum of ten consecutive trading days, maintain, a market value of its publicly held shares of at least $1,000,000. Second, on or before February 10, 2003, the Company must achieve and maintain a closing bid price of at least $1.00 per share for at least ten consecutive trading days.

     The Board of Directors believes that the proposed reverse stock split is likely to result in the bid price of the Company's Common Stock increasing over the $1.00 minimum bid price requirement. However, the market price of the Company's Common Stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse split. Moreover, the share price of the Company's Common Stock has been subject to a downward trend over the month ends following January 2000, and the price may not remain above $1.00 even if it exceeds that price initially following the reverse split.

     If the market price for the Company's Common Stock remains below $1.00 per share and/or the market value of the publicly held shares of the Company's Common Stock remains below $1,000,000, and the shares do not remain listed on the Nasdaq SmallCap Market, the Company's Common Stock may be deemed to be "penny stock." If the Company's Common Stock is considered "penny stock," it would be subject to rules that impose additional sales practices on broker-dealers who sell the Company's securities. For example, broker-dealers must make a special suitability determination for the purchaser, receive the purchaser's written consent to the transaction prior to sale, and make special disclosures regarding sales commissions, current stock price quotations, recent price information and information on the limited market in penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks, which could adversely affect the liquidity of the Company's Common Stock.

     If the market price for the Company's Common Stock stays above $1.00 but the market value of the Company's publicly held Common Stock does not achieve and maintain a value over $1,000,000 by November 11,

2002, the Company may not qualify for continued listing on the Nasdaq SmallCap Market. Listing on the Nasdaq SmallCap Market would enable the Company to return to the Nasdaq National Market if and when it achieved compliance with the other Nasdaq National Market continuing listing requirements. If the Company's shares do not qualify for listing on the Nasdaq SmallCap Market, then they would not be eligible for listing again on the Nasdaq National Market absent compliance with the Nasdaq National Market's initial listing requirements, which are significantly more stringent than the continued listing requirements.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     If this Proposal is approved by the stockholders, the reverse split will become effective at such time as the Company files the Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, which may take place at any time on or before the earlier of the date of the Company's 2003 Annual Meeting of Stockholders or December 31, 2003. Before the Company files the Certificate of Amendment, the Board of Directors must approve the final ratio in which Old Common Stock will be converted into New Common Stock. Even if the reverse stock split is approved by the stockholders, the Board of Directors has discretion to decline to carry out the reverse split if it determines that the reverse split is not necessary to avoid the delisting of the Company's Common Stock or if it determines that the reverse split will not be beneficial for any other reason. Upon the filing of the Certificate of Amendment, all the Old Common Stock will be converted into New Common Stock as set forth in the Certificate of Amendment.

CERTIFICATES AND FRACTIONAL SHARES

     Beginning with the effective date, each old certificate, until exchanged in the normal course of business, will be deemed for all purposes to evidence ownership of the number of whole shares of New Common Stock into which the shares evidenced by the old certificates have been converted.

     No fractional shares will be issued. Any fractional shares created as a result of the reverse split will be rounded down to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying
(a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company's common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the applicable market on which the stock trades. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein. Notwithstanding the fact that the total number of record holders of Common Stock would be reduced by a reverse stock split, the purpose of the proposed stock split is not to reduce the number of record holders. The reverse stock split is not part of a contemplated "going private" transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended, and the Company will continue to be subject to the periodic reporting requirements of such Act.

     Depending on the reverse split ratio selected by the Board of Directors, certain holders of Common Stock will be eliminated. The following chart indicates the maximum number of shares of Common Stock a stockholder could own and still be eliminated depending on the reverse stock split ratio as well as the approximate number of record holders of the Company there is expected to be following such reverse split:

      --------------------- ----------------- ---------------------------
       Number of shares of    Reverse Split            Post-Split
           Common Stock           Ratio         Number of Record Holders
      --------------------- ----------------- ---------------------------
                                No split                  3,376
      --------------------- ----------------- ---------------------------
                49                1:50                    3,258
      --------------------- ----------------- ---------------------------
                19                1:20                    3,232
      --------------------- ----------------- ---------------------------
                14                1:15                    3,231
      --------------------- ----------------- ---------------------------
                9                 1:10                    3,148
      --------------------- ----------------- ---------------------------
                6                  1:7                    3,122
      --------------------- ----------------- ---------------------------
                4                  1:5                    2,879
      --------------------- ----------------- ---------------------------

NO DISSENTERS' RIGHTS

     Under Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

EFFECTS OF THE REVERSE STOCK SPLIT

     The principal effect of the reverse stock split will be to decrease the number of shares of the Company's Common Stock outstanding from approximately 38,730,000 shares, which as of June 30, 2002 includes approximately 16,126,000 shares of Common Stock issuable upon the conversion of Series A Preferred Stock and Series B Preferred Stock, and approximately 8,449,000 shares issuable upon the exercise of warrants, to between approximately 7,746,000 shares and approximately 775,000 shares (depending on the reverse split ratio selected by the Board). In addition, the reverse split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option plan and the number of shares of Common Stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date of the reverse split, the number of shares of Common Stock issuable upon the exercise of outstanding options will be reduced from approximately 6,728,000 shares as of March 31, 2002 to between approximately 135,000 shares and approximately 1,346,000 shares.

     The reduction in the number of outstanding shares is expected to increase the trading price of the Company's Common Stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio. The trading price of the Company's Common Stock depends on many factors, including many which are beyond the Company's control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of the Company's Common Stock. On the other hand, to the extent that negative investor sentiment regarding the Company's Common Stock is based on its underlying business fundamentals, the reverse split might not overcome that sentiment enough to increase the Company's stock price to a level that consistently exceeds $1.00 per share.

     The liquidity of the Company's Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

     The shares of New Common Stock will be fully paid and non-assessable. The amendment will not change the terms of the Company's Common Stock. The shares of New Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. No stockholder's percentage ownership of Common Stock will be altered except for the effect of rounding fractional shares.

     Because the Company's authorized common stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by the Company's Board of Directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of this Proposal. The total number of votes eligible to be cast with respect to this Proposal is 30,281,236, of which 14,155,276 represent shares of Common Stock, 13,296,306 represent shares of the Company's Series A Preferred Stock, on an as-converted basis, and 2,829,654 represent shares of the Company's Series B Preferred Stock, on an as-converted basis. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDER VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 5

        APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

BACKGROUND

     Under Delaware law, Salon may only issue shares of Common Stock to the extent such shares have been authorized for issuance under its Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of Common Stock. However, as of June 30, 2002, 14,155,276 shares of Common Stock were issued and outstanding and (i) 16,125,960 unissued shares were reserved for issuance upon conversion of Salon's Series A and Series B Preferred Stock, (ii) 8,448,532 unissued shares were reserved for issuance upon outstanding warrants, and (iii) 6,626,393 unissued shares were reserved for issuance under its equity compensation plans, leaving 4,643,839 shares of Common Stock unissued and unreserved. In order to ensure sufficient shares of Common Stock will be available for issuance by Salon, the Board of Directors has approved, subject to stockholder approval, an amendment to Salon's Amended and Restated Certificate of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 50,000,000 to 100,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment to the Amended and Restated Certificate of Incorporation is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities (including the Subsequent Financing described in Proposal No. 3 in this proxy statement), to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers, to permit future stock dividends, or for other corporate purposes, although with the exception of raising additional equity capital, the Company has no current plans to do any of the foregoing. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law, rules or regulations.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law, rules or regulations. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights with respect to the future issuance of Common Stock or otherwise and the Board of Directors has no plans to grant such rights with respect to any such shares.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Salon without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Salon more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Salon.

     The Board of Directors is not currently aware of any attempt to take over or acquire Salon. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

     If the proposed amendment is approved by the stockholders, the first paragraph of Article Fourth of Salon's Amended and Restated Certificate of Incorporation will be amended to read as follows:

          "FOURTH:
          -------
          A. The Corporation is authorized to issue a total of 105,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 100,000,000. All of the authorized shares shall have a par value of $0.001."

     The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.001 per share and be of the same class of Common Stock as is currently authorized under the current Restated Certificate of Incorporation. Other than in connection with the Subsequent Financing described in Proposal No. 3 in this proxy statement, Salon does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing warrants and stock options.

VOTE REQUIRED AND BOARD OF DIRECTOR'S RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of (i) the Company's Common Stock and Series A Preferred Stock (voting together with the Common Stock on an as-converted basis), and (ii) the Series B Preferred Stock (voting separately from the holders of the Common Stock and Series A Preferred Stock) is required for approval of this Proposal. The total number of votes eligible to be cast with respect to this Proposal is 30,281,236, of which 14,155,276 represent shares of Common Stock, 13,296,306 represent shares of the Company's Series A Preferred Stock, on an as-converted basis, and 2,829,654 represent shares of the Company's Series B Preferred Stock, on an as-converted basis. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000 SHARES.

                                 PROPOSAL NO. 6
                          APPROVAL OF AMENDMENT TO THE
                 SALON MEDIA GROUP, INC. 1995 STOCK OPTION PLAN

GENERAL

     The Board of Directors adopted the 1995 Stock Option Plan (the "Option Plan"), on December 12, 1995. Currently, the Option Plan provides that the maximum number of shares issuable under the Option Plan will automatically be increased on the first day of each fiscal year beginning on or after January 1, 2001 by an amount equal to 5% of the number of shares of the Company's Common Stock which were issued and outstanding on the last day of the preceding fiscal year. After taking into account the latest automatic share reserve increase, a maximum of 8,829,610 shares of common stock may be issued under the Option Plan.

     Options granted under the Option Plan may be either incentive stock options within the meaning of Section 422 of the Code ("ISOs") or nonstatutory stock options. While the Company can grant all of the shares reserved for issuance under the Option Plan as nonstatutory stock options, the Internal Revenue Code of 1986 (the "Code") limits the number of shares which may be granted as ISOs. The Option Plan provides that the number of shares which may cumulatively be available for issuance upon the exercise of ISOs will remain fixed at 8,121,847 shares (the "ISO Issuance Limit"), even though the total share reserve is automatically increased each year. Because the use of ISOs is an important factor in attracting and retaining qualified employees, the Board of Directors has amended the Option Plan, subject to stockholder approval, to increase the ISO Issuance Limit by 707,763 shares, to 8,829,610 shares. The increase in the ISO Issuance Limit contemplated by this amendment will NOT result in an increase in the total number of shares issuable under the Option Plan, but will allow for more options granted under the Option Plan to qualify as ISOs for tax purposes.

     The stockholders are now being asked to approve the increase in the ISO Issuance Limit from 8,121,847 shares to 8,829,610 shares. The Board of Directors believes that approval of this amendment is in the best interests of the Company and the stockholders because the ability to grant ISOs is an important factor in attracting, motivating and retaining qualified officers and employees essential to the Company's success.

SUMMARY OF THE OPTION PLAN, AS AMENDED

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

     PURPOSE

     The purpose of the Option Plan is to advance the interests of the Company by providing an incentive to attract, retain and award employees, directors and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

     SHARES SUBJECT TO OPTION PLAN

     The Option Plan provides for the grant of ISOs and nonstatutory stock options. As of March 31, 2002, options for approximately 6,727,815 shares were outstanding at a weighted average exercise price of $1.61 per share. As of the same date there were approximately 559,402 shares of Common Stock available for future grants under the Option Plan. The closing price of the Common Stock as reported on the Nasdaq SmallCap Market on July 31, 2002 was $0.13 per share.

     The initial maximum share reserve of the Option Plan was 8,121,847 shares, which amount is increased annually on the first day of the Company's fiscal year by a number of shares equal to 5% of the number of shares of the Company's issued and outstanding Common Stock on the last day of the preceding fiscal year. The latest annual increase on April 1, 2002 was equal to 707,763 shares, resulting in a maximum reserve of 8,829,610 shares.

     Currently, the ISO Issuance Limit is 8,121,847 shares and this limit does not automatically increase each year. Subject to stockholder approval, the Board of Directors has amended the Option Plan to increase the ISO

Issuance Limit to 8,829,610 shares. Under the Code, the number of ISOs that may be granted under a plan must be an amount that is determinable on the date that the stockholders approve the plan. Because the Option Plan's share reserve increases each year, the amount of the increase is not determinable in advance. Thus, although the total number of shares issuable under the Option Plan automatically increases each fiscal year, the ISO Issuance Limit remains fixed. In order to allow the Company to continue to grant ISOs to its employees, the Board approved the increase in the ISO Issuance Limit. The proposed increase in the ISO Issuance Limit will not increase the total number of shares issuable under the Option Plan, but will allow the Company to grant more ISOs to employees from the Option Plan's share reserve.

     In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the Company's capital structure, appropriate adjustments will be made to the shares subject to the Option Plan, the ISO Issuance Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if we repurchase shares issued upon exercise of an option, the shares of Common Stock for which that option is not exercised or the repurchased shares are returned to the Option Plan and will again be available for issuance under the Option Plan.

     ADMINISTRATION

     The Option Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board and consisting of at least two members of the Board. For purposes of this discussion, the term "Board" refers to the Board of Directors or any committee authorized to administer the Option Plan. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an ISO or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the exercise price and the type of consideration to be paid to the Company for shares acquired pursuant to an option, the time of expiration of each option, and all other terms and conditions of options granted under the Option Plan. The Board may amend, modify, extend, renew or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option or any shares acquired thereunder and accelerate, continue, extend, or defer the exercisability of any option or the vesting of any shares acquired under the Option Plan. The Option Plan also provides, subject to certain limitations, that the Company will indemnify any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from that person's action or failure to act in administering the Option Plan. The Board is authorized to interpret the Option Plan and options granted thereunder, and all determinations of the Board are final and binding on all persons having an interest in the Option Plan or any option.

     ELIGIBILITY

     Generally, the Option Plan provides that options may be granted to current and prospective employees, directors and consultants of the Company and its majority-owned subsidiaries. During the fiscal year ended March 31, 2001, named executive officers as a group and all current employees who are not executive officers (including officers who are not executive officers) as a group were granted options to purchase 1,455,000 shares and 2,733,000 shares, respectively, under the Option Plan. This document contains a table entitled "Option Grants in Last Fiscal Year" which summarizes option grant information for officers. As of March 31, 2002, the Company had approximately 90 plan participants, including five executive officers and six non-employee directors eligible to participate in the Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted ISOs.

     TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted, which sets forth the terms and conditions of the option. The following terms and conditions generally apply to all options, unless the stock option agreement provides otherwise:

     EXERCISE AND VESTING OF THE OPTION. Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Options will generally vest 25% after twelve months from the date of option grant or date of hire with the remaining 75% vesting monthly over the next 36 months. An option may be exercised by written notice to the Company specifying the number of full shares of Common Stock to be purchased, along with tender of payment to the Company of the purchase price. Unless otherwise provided in the stock option agreement, the purchase price of shares purchased upon exercise of an option may be paid by cash, check or any other means authorized by the Board and permitted by the Delaware General Corporation Law, including surrender of shares of the Company's Common Stock having a fair market value not less than the exercise price, a cashless exercise in which the optionee assigns the proceeds of a sale or loan with respect to some or all of the shares acquired upon the exercise, or by means of a promissory note in a form approved by the Company. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

     EXERCISE PRICE. The exercise price of options granted under the Option Plan is determined by the Board and must be equal to at least the fair market value of a share of Common Stock on the date the option is granted in the case of ISOs and at least 85% percent of the fair market value in the case of nonstatutory stock options. Where the optionee owns stock representing more than 10% of the total combined voting power of the Company's outstanding capital stock (the "10% Stockholder"), the exercise price for an ISO must be equal to at least 110% of fair market value of a share of Common Stock on the date of grant.

     TERMINATION OF EMPLOYMENT. If an optionee's service with the Company terminates for any reason other than permanent and total disability or death, options under the Option Plan to the extent unexercised and exercisable on the date of such termination may be exercised not later than three months after such termination (or such other period of time as is determined by the Board), subject to the condition that no option may be exercised after expiration of its term.

     DISABILITY. If an optionee's service with the company terminates because of the optionee's permanent and total disability, as defined in Section 22(e)(3) of the Code, options, to the extent unexercised and exercisable on the date of such termination, may be exercised at any time within twelve months following the date on which the optionee's service terminated, subject to the condition that no option may be exercised after expiration of its term.

     DEATH. If an optionee's service with the company terminates because of the optionee's death, options, to the extent unexercised and exercisable on the date of such termination, may be exercised at any time within twelve months following the date of such termination, subject to the condition that no option may be exercised after expiration of its term.

     TERM OF OPTIONS. The maximum term of an option granted under the Option Plan is ten years, provided that an ISO granted to a 10% Stockholder must have a term not exceeding five years.

     NONTRANSFERABILITY OF OPTIONS. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

     TRANSFER OF CONTROL

     The Option Plan provides that a "transfer of control" occurs in the event of:

     o a sale or exchange by the stockholders of more than 50% of the Company's voting stock,

     o  a merger or consolidation involving the Company,

     o the sale, exchange or transfer of all or substantially all of the assets of Company, or

     o  a liquidation or dissolution of Company,

     wherein, upon any such event, the stockholders of Company immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred.

     Upon a transfer of control, the Board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the Option Plan. To the extent that the options outstanding under the Option Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

     AMENDMENT AND TERMINATION OF THE OPTION PLAN

     The Board may amend or terminate the Option Plan at any time, however, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive ISOs, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect the outstanding option without the consent of the optionee. Unless terminated earlier by the Board, the Option Plan will terminate on December 12, 2005.

     FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     INCENTIVE STOCK OPTIONS

     An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the share, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below), and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an ISO (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum tax taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     NONSTATUTORY STOCK OPTIONS

     Options not designated and qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of a grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are nor subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

OPTIONS GRANTED TO CERTAIN PERSONS

     During the fiscal year ended March 31, 2002: (i) Messrs. Talbot, O'Donnell, O'Callahan, Hurley, Rosenberg, Rosenfield, Dougherty, Ellis, Fuchs, McKay and Warnock were granted options to purchase 440,000 shares, 440,000 shares, 240,000 shares, 165,000 shares, 170,000 shares, 50,000 shares, 50,000 shares, 40,000 shares, 40,000 shares, 40,000 shares and 40,000 shares, respectively; (ii) all named executive officers as a group were granted options to purchase an aggregate of 1,455,000 shares; and (iii) all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 2,733,000 shares. During that year, except for the aforementioned options granted to Messrs. Rosenfield, Dougherty, Ellis, Fuchs, McKay and Warnock, no options were granted under the Option Plan to any directors who are not executive officers or to any associate of any director, executive officer or Board nominee of the Company during that year.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast on the proposal to increase the ISO Issuance Limit at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of the Company's Common Stock is present, either in person or by proxy, is required for approval of this Proposal. The total number of votes eligible to be cast with respect to this Proposal is 30,281,236, of which 14,155,276 represent shares of Common Stock, 13,296,306 represent shares of the Company's Series A Preferred Stock, on an as-converted basis, and 2,829,654 represent shares of the Company's Series B Preferred Stock, on an as-converted basis. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE INCREASE IN THE ISO ISSUANCE LIMIT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE ISO ISSUANCE LIMIT.

                                 PROPOSAL NO. 7

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

            The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2003. PricewaterhouseCoopers LLP has acted in such capacity since the Company's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to Salon for the fiscal year ended March 31, 2002 by PricewaterhouseCoopers LLP:

                         Audit fees               $ 121,050
                         All Other fees               1,650

            The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing business consulting and tax services and other non-audit services to the Company and has concluded that such services are compatible with PricewaterhouseCoopers LLP's independence as the Company's independent public auditors.

            Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public auditors is not required by the Company's bylaws or other applicable legal requirement. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

            The affirmative vote of a majority of the shares of the Common Stock cast at the Annual Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this Proposal. The total number of votes eligible to be cast with respect to this Proposal is 30,281,236, of which 14,155,276 represent shares of Common Stock, 13,296,306 represent shares of the Company's Series A Preferred Stock and 2,829,654 represent shares of the Company's Series B Preferred Stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK AND COMMON STOCK EQUIVALENTS

                The following table sets forth information regarding the beneficial ownership of Common Stock and Common Stock equivalents of Salon as of July 31, 2002 (a) by each stockholder who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and Common Stock equivalents or the combined total voting power of all classes of capital stock of the Company on a fully diluted, as converted basis, (b) by each director and nominee, (c) by the Chief Executive Officer and the other four most highly compensated executive officers serving on March 31, 2002 (the "Named Executive Officers"), and (d) by all executive officers and directors of Salon as a group.

                                             AMOUNT AND NATURE OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)     BENEFICIAL OWNERSHIP(2)    CLASS(3)
---------------------------------------     -----------------------    --------
Adobe Systems Incorporated (4)                     6,378,458             34.7%
345 Park Avenue
San Jose, CA  95126

William R. Hambrecht (5)                           4,988,350             29.0%
539 Bryant Street, Suite 100
San Francisco, CA  94107

Constellation Venture Capital (6)                  2,183,765             13.9%
Bear Stearns Asset Management
575 Lexington Ave.
New York, NY  10022

Rainbow Media Holdings, Inc. (7)                   1,125,000              7.9%
1111 Stewart Ave.
Bethpage, NY  11714

Funds affiliated with Granite Ventures LLC (8)
One Bush Street                                      870,706              6.1%
San Francisco, CA, 94104

EXECUTIVE OFFICERS AND DIRECTORS
Dr. John Warnock (9)............................   3,153,781             18.2%
Rob McKay (10)..................................   1,786,052             11.4%
Michael Fuchs (11)..............................   1,515,000              9.7%
David Talbot (12)...............................     741,941              5.1%
Michael O'Donnell (13)..........................     549,611              3.7%
Scott Rosenberg (14) ...........................     108,022                *%
Robert O'Callahan (15)..........................      77,184                *%
Patrick Hurley (16).............................      74,497                *%
James H. Rosenfield (17)........................      59,037                *%
Brian Dougherty (18)............................      80,594                *%
Robert Ellis ...................................      10,000                *%
Directors and executive officers as a group
  (eleven persons)                                 8,155,719             37.6%

*Less than one percent (1%).

(1) Unless otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock and Common Stock equivalents shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise noted, the address for each beneficial owner is c/o Salon Media Group, Inc. 22 Fourth St., 16th Floor, San Francisco, CA 94103.

(2) Options granted under the Company's 1995 Stock Option Plan generally vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's employment.

(3) Calculated on the basis of 14,155,276 shares of Common Stock outstanding as of May 14, 2002, except that shares of Common Stock underlying options exercisable within sixty (60) days of June 14, 2002 shares of Common Stock that a shareholder has the right to acquire upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock and currently exercisable warrants to acquire shares of Common Stock are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options and warrants, as applicable.

(4) Includes 194,177 shares held by Adobe Ventures II, L.P. Includes 2,829,654 shares of Common Stock that Adobe Systems, Inc. has the right to acquire upon conversion of 125 shares of Series B Preferred Stock and 1,414,827 shares of Common Stock issuable upon exercise of an immediately exercisable warrant.

(5) Mr. Hambrecht has an ownership interest in WR Hambrecht + Co., LLC and is the manager of this entity. WR Hambrecht + Co., LLC directly owns 1,910,000 shares of Common Stock. Mr. Hambrecht directly owns no shares of Common Stock. Mr. Hambrecht disclaims beneficial ownership of the shares of the Company's Common Stock held directly by the LLC, other than his proportionate ownership interest. Includes 2,054,435 shares of Common Stock that Mr. Hambrecht has the right to acquire upon conversion of 125 shares of Series A Preferred Stock and 1,000,000 shares of Common Stock issuable upon exercise of an immediately exercisable warrant.

(6) Consists of 530,192 shares held by Constellation Venture Capital, L.P. and 114,138 shares held by Constellation Venture Offshore, L.P. Includes 1,035,435 shares of Common Stock that Constellation Venture Capital has the right to acquire upon conversion of 125 shares of Series A Preferred Stock and 504,000 shares of Common Stock issuable upon exercise of an immediately exercisable warrant.

(7) Rainbow Media Holdings, Inc. is a subsidiary of Cablevision Systems Corporation (NYSE:CVC).

(8) Consists of 53,617 shares held by Adobe Ventures II, L.P., 273,810 shares held by H&Q Salon Investors, L.P., 316,852 shares held by H&Q Adobe Ventures Management L.P., 33,317 shares held by H&Q Adobe Ventures Management II L.P., 47,700 shares held by Standish O'Grady, 141,160 shares issuable upon exercise of warrants held by Adobe Ventures II, L.P. and 4,250 shares held by Granite Ventures, LLC. Because voting and investment decisions concerning the above securities may be made by or in conjunction with the other reporting persons, each of the reporting persons may be deemed a member of a group that shares voting and dispositive power over all of the above securities but disclaims beneficial owner of any securities other than those directly held by such reporting person.

(9) Includes 2,054,436 shares of Common Stock that stockholder has the right to acquire upon conversion of 125 shares of Series A Preferred Stock, 1,000,000 shares of Common Stock issuable upon exercise of an immediately exercisable warrant and 99,345 shares of Common Stock issuable upon exercise of a warrant exercisable only after certain conditions in connection with financing of July 2002 are fulfilled.

(10) Includes 1,019,000 shares of Common Stock that stockholder has the right to acquire upon conversion of 62 shares of Series A Preferred Stock, 496,000 shares of Common Stock issuable upon exercise of an immediately exercisable warrant and 58,423 shares of Common Stock issuable upon exercise of a warrant exercisable only after certain conditions in connection with financing of July 2002 are fulfilled.

(11) Includes 1,019,000 shares of Common Stock that stockholder has the right to acquire upon conversion of 62 shares of Series A Preferred Stock and 496,000 shares of Common Stock issuable upon exercise of an immediately exercisable warrant.

(12) Includes 404,941 shares subject to options that may be exercised within sixty (60) days of June 14, 2002, includes 2,577 shares held by Camille Peri, Mr. Talbot's spouse and a former Salon employee, and also includes

     5,154 shares held in trust for the benefit of Mr. Talbot's children. Mr. Talbot disclaims beneficial ownership of the shares held individually by his spouse and in trust for his children.

(13) Includes 544,015 shares subject to options that may be exercised within sixty (60) days of June 14, 2002.

(14) Includes 66,793 shares subject to options that may be exercised within sixty (60) days of June 14, 2002.

(15) Includes 77,184 shares subject to options that may be exercised within sixty (60) days of June 14, 2002.

(16) Includes 74,497 shares subject to options that may be exercised within sixty (60) days of June 14, 2002.

(17) Includes 59,037 shares subject to options that may be exercised within sixty (60) days of June 14, 2002.

(18) Includes 25,594 shares subject to options that may be exercised within sixty (60) days of June 14, 2002 and 25,000 shares of Common Stock issuable upon exercise of a warrant exercisable only after certain conditions in connection with financing of July 2002 are fulfilled.

SERIES A PREFERRED STOCK

            The following table sets forth information regarding the beneficial ownership of Salon's Series A Preferred Stock as of July 31, 2002 (a) by each stockholder who is known by Salon to be the beneficial owner of more than 5% of the outstanding shares of Series A Preferred Stock, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all executive officers and directors of Salon as a group.

                                              AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)       BENEFICIAL OWNERSHIP      CLASS
---------------------------------------       --------------------      -----
William R. Hambrecht (2) .......................      125               15.5%
539 Bryant Street, Suite 100
San Francisco, CA  94107

John Warnock (3)(7) ............................      125               15.5%
260 Surrey Place
Los Altos, CA  94022

Shea Ventures LLC (3) ..........................      125               15.5%
655 Brea Canyon Rd., Suite 200
Walnut, CA  91788

Wasserstein Adelson Ventures, L.P. (4) .........       63                7.8%
1301 Avenue of the Americas,  44th Floor
New York, NY  10019

Constellation Venture Capital (5) ..............       63                7.8%
Bear Stearns Asset Management
575 Lexington Ave.
New York, NY  10022

McKay Investment Group (6)(7) ..................       62                7.7%
303 Sacramento St., 4th Floor
San Francisco, CA  94111

Octavia LLC (6) ................................       62                7.7%
1735 Union St.
San Francisco, CA  94123

Thomas H. Dittmer Declaration of Trust (6) .....       62                7.7%
150 South Wacker Drive, Suite 950
Chicago, IL  60606

Michael Fuchs (6)(7) ...........................       62                7.7%
9 W. 57th St., Suite 4220
New York, NY  10019

Directors and executive officers as a group
 (three persons) ...............................      249               30.8%

(1) Unless otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise noted, the address for each beneficial owner is c/o Salon Media Group, Inc. 22 Fourth St., 16th Floor, San Francisco, CA 94103.

(2) Shares held by the named stockholder are convertible into 2,054,435 shares of Common Stock, subject to adjustment.

(3) Shares held by the named stockholder are convertible into 2,054,436 shares of Common Stock, subject to adjustment.

(4) Shares held by the named stockholder are convertible into 1,035,436 shares of Common Stock, subject to adjustment.

(5) Shares held by the named stockholder are convertible into 1,035,435 shares of Common Stock, subject to adjustment.

(6) Shares held by the named stockholder are convertible into 1,019,000 shares of Common Stock, subject to adjustment.

(7) Director or related to director. Except as indicated in the table above, no other director or Named Executive Officer beneficially owns shares of Series A Preferred Stock.

SERIES B PREFERRED STOCK

            The following table sets forth information regarding the beneficial ownership of Salon's Series B Preferred Stock as of July 31, 2002 (a) by each stockholder who is known by Salon to be the beneficial owner of more than 5% of the outstanding shares of Series B Preferred Stock, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all executive officers and directors of Salon as a group.

                                              AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP       CLASS
------------------------------------          --------------------       -----
Adobe Systems Incorporated (1) ..........             125                100.0%
345 Park Avenue
San Jose, CA  95126
Directors and executive officers as
  a group (2) ...........................               0                    0%


(1) Shares held by the named stockholder are convertible into 2,829,654 shares of Common Stock, subject to adjustment.

(2) Except as indicated in the table above, no director or Named Executive Officer beneficially owns shares of Series B Preferred Stock.

EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

            The following table sets forth information concerning the compensation during the fiscal years ended March 31, 2000, March 31, 2001 and March 31, 2002 of the Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                          ANNUAL COMPENSATION               AWARDS
                                                   ---------------------------------     ------------
                                                                                          SECURITIES        ALL OTHER
            NAME AND PRINCIPAL POSITION             YEAR      SALARY       BONUS(1)   UNDERLYING OPTIONS   COMPENSATION
-----------------------------------------------    ------   ----------    ----------  ------------------   ------------
Michael O'Donnell..............................     2002     $191,250      $      0         440,000           $     0
   President and Chief Executive Officer            2001     $225,000      $      0         140,384           $     0
                                                    2000     $175,000      $ 75,000         250,000           $     0


David Talbot...................................     2002     $191,250      $      0         440,000           $     0
   Chairman and Editor in Chief                     2001     $225,000      $      0         131,884           $     0
                                                    2000     $175,000      $ 75,000         250,000           $     0


Robert O'Callahan..............................     2002     $148,750      $      0         240,000           $     0
    Secretary and Chief Financial Officer           2001     $120,705      $      0         136,188           $     0
                                                    2000     $      0      $      0               0           $     0


Patrick Hurley.................................     2002     $148,750      $      0         165,000           $     0
   Senior Vice President - Business Operations      2001     $146,054      $      0          48,188           $     0
                                                    2000     $100,000      $ 50,000          40,000           $     0


Scott Rosenberg................................     2002     $148,750      $      0         170,000           $     0
   Senior Vice President - Editorial Operations     2001     $151,317      $      0          40,188           $     0
                                                    2000     $115,000      $      0          35,000           $     0
------------------------------------------
(1) Bonuses are principally based on performance and are shown in the year earned.

STOCK OPTIONS GRANTED IN FISCAL 2001

            The following table provides the specified information concerning grants of options to purchase Salon's Common Stock made during the fiscal year ended March 31, 2002, to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                     POTENTIAL REALIZED VALUE AT
                                                                                                    ASSUMED ANNUAL RATES OF STOCK
                                                                                                    PRICE APPRECIATION FOR OPTION
                                                             INDIVIDUAL GRANTS                                  TERM(3)
                                          --------------------------------------------------------  -----------------------------
                                           NUMBER OF    % OF TOTAL
                                          SECURITIES      OPTIONS
                                          UNDERLYING    GRANTED TO    EXERCISE OR
                                            OPTIONS    EMPLOYEES IN    BASE PRICE
                  NAME                     GRANTED(1)   FISCAL YEAR    ($/SH)(2)   EXPIRATION DATE       5%             10%
-------------------------------------     -----------   -----------    ---------   ---------------    --------        --------
Michael O'Donnell....................         5,594        0.13%         $0.35        05/02/2011      $  1,231        $  3,120
                                             34,406        0.82%         $0.35        05/02/2011      $  7,573        $ 19,192
                                            183,334        4.38%         $0.14        10/23/2011      $ 16,142        $ 40,906
                                            216,666        5.17%         $0.14        10/23/2011      $ 19,076        $ 48,343

David Talbot.........................         5,594        0.13%         $0.35        05/02/2011      $  1,231        $  3,120
                                             34,406        0.82%         $0.35        05/02/2011      $  7,573        $ 19,192
                                            183,334        4.38%         $0.14        10/23/2011      $ 16,142        $ 40,906
                                            216,666        5.17%         $0.14        10/23/2011      $ 19,076        $ 48,343

Robert O'Callahan....................        15,000        0.36%         $0.35        05/02/2011      $  3,302        $  8,367
                                            225,000        5.37%         $0.14        10/23/2011      $ 19,810        $ 50,203

Patrick Hurley.......................        15,000        0.36%         $0.35        05/02/2011      $  3,302        $  8,367
                                            150,000        3.58%         $0.14        10/23/2011      $ 13,207        $ 33,469

Scott Rosenberg......................        20,000        0.48%         $0.35        05/02/2011      $  4,402        $ 11,156
                                            150,000        3.58%         $0.14        10/23/2011      $ 13,207        $ 33,469
------------

(1) All options granted in fiscal year ended March 31, 2002 were granted pursuant to Salon's 1995 Stock Option Plan (the "1995 Plan"). These options generally vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by Salon. Under the 1995 Plan, the Board retains discretion to modify the terms, including the price, of outstanding options.

(2) All options in this table have exercise prices equal to the fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL 2002 YEAR-END VALUES

            The following table sets forth information concerning unexercised options to purchase Salon's Common Stock held as of March 31, 2002 by the persons named in the Summary Compensation Table. There were no exercises of options by any of the officers named in the Summary Compensation Table during the fiscal year ended March 31, 2002.

                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                               AT FISCAL YEAR END(1)         AT FISCAL YEAR END (2)
                           ----------------------------   ---------------------------
               NAME        EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------   -----------    -------------   -----------   -------------
Michael O'Donnell.......     496,133         594,251         $    0        $  4,000

David Talbot............     357,767         589,117         $    0        $  4,000

Robert O'Callahan.......      60,562         315,626         $    0        $  2,250

Patrick Hurley..........      60,103         203,085         $    0        $  1,500

Scott Rosenberg.........      52,457         199,502         $    0        $  1,500

(1) Salon's stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by Salon. All options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on a fair market value of $0.15, the closing price of Salon's Common Stock (on March 28, 2002 as reported on the Nasdaq SmallCap Market) and is net of the exercise price of such options. Does not include options that had an exercise price greater than $0.15.

                      EQUITY COMPENSATION PLAN INFORMATION

            The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2002, including the Salon.com 1995 Stock Option Plan and the 1999 Employee Stock Purchase Plan.


------------------------------ ----------------------------- --------------------------------- ---------------------------------
     PLAN CATEGORY               NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE PRICE    NUMBER OF SECURITIES REMAINING
                                  ISSUED UPON EXERCISE OF         OF OUTSTANDING OPTIONS,         AVAILABLE FOR FUTURE ISSUANCE
                               OUTSTANDING OPTIONS, WARRANTS        WARRANTS AND RIGHTS          UNDER EQUITY COMPENSATION PLANS
                                         AND RIGHTS                                             (EXCLUDING SECURITIES REFLECTED
                                                                                                         IN COLUMN (A))
                                             (A)                            (B)                               (C)
------------------------------ ----------------------------- --------------------------------- ---------------------------------
Equity compensation plans                6,727,815(1)                     $1.61                           559,402(1)
approved by security holders                     0(2)                       ---                           417,525(2)
------------------------------ ----------------------------- --------------------------------- ---------------------------------
Equity compensation plans not               None                           None                              None
approved by security holders
------------------------------ ----------------------------- --------------------------------- ---------------------------------
Total                                    6,727,815                         n.a.                            976,927
------------------------------ ----------------------------- --------------------------------- ---------------------------------

------------------------

(1)  Issued under the Salon.com 1995 Stock Option Plan

(2) Issued under the Salon.com 1999 Employee Stock Purchase Plan. The Plan was suspended March 1, 2001.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

            In November 1996, Salon entered into an Employment Agreement with Mr. O'Donnell, the Chief Executive Officer and President of Salon. Mr. O'Donnell's agreement provides for the payment to Mr. O'Donnell of a $175,000 minimum base annual salary and an annual bonus of up to $50,000. Pursuant to the agreement, Mr. O'Donnell was granted an option under the 1995 Option Plan to purchase eight percent (8%) of Salon's then outstanding capital stock at a purchase price of $0.20 per share. The agreement also provides for the following severance benefits if Mr. O'Donnell's employment with Salon terminates involuntarily or if Mr. O'Donnell terminates his employment with Salon voluntarily for "Good Reason." He will be entitled to salary payments until the earlier of nine (9) months following his termination or until he begins other employment. If Mr. O'Donnell resigns within one (1) year of a change of control of Salon because of (a) a decrease in his base salary or a material decrease in any of his then-existing bonus plans or employee benefits; or (b) a material adverse change in his title, authority, responsibilities or duties, then he will be entitled to salary payments until the earlier of nine (9) months following his resignation or change in title or authority or until he begins other employment. As of April 2001, Mr. O'Donnell had agreed to an interim 15% reduction of base salary for an indefinite period.

            In July 2000, Salon entered into an Employment Agreement with Mr. O'Callahan, the Chief Financial Officer of Salon. Mr. O'Callahan's agreement provides for the payment to Mr. O'Callahan of a $175,000 minimum base annual salary and an annual bonus of up to $25,000. Mr. O'Callahan was granted an option under the 1995 Option Plan to purchase 100,000 shares of Salon's then outstanding capital stock at the closing price of the stock as of the date of grant. In case of a company merger, sale or reorganization, and Mr. O'Callahan's position is eliminated, relocated or reduced he would receive one year's worth of compensation and one year's accelerated option vesting. As of April 2001, Mr. O'Callahan had agreed to an interim 15% reduction of base salary for an indefinite period.

            In January 2002, Salon entered into an Employment Agreement with Ms. Cheryl Lucanegro, Senior Vice President of Advertising Sales, providing that in the event of a company merger and elimination of Ms. Lucanegro's position, she would receive three months of compensation and one year's accelerated option vesting.

COMPENSATION OF DIRECTORS

            Directors receive no compensation for serving as directors of Salon, except for Mr. Rosenfield. During the fiscal year ended March 31, 2002, Mr. Rosenfield was paid directors fees of $7,500 and reimbursement of expenses of $1,374 for a total of $8,874. Salon granted to Mr. Rosenfield options to purchase 10,000 shares of Common Stock at an exercise price of $0.35 per share, and options to purchase 40,000 shares of Common Stock at an exercise price of $0.14 per share. Salon also granted to Mr. Dougherty options to purchase 10,000 shares of Common Stock at an exercise price of $0.35 per share, and options to purchase 40,000 shares of Common Stock at an exercise price of $0.14 per share. Salon also granted to directors Ellis, Fuchs, McKay and Warnock options to purchase 40,000 shares of Common Stock at an exercise price of $0.14 per share. The options are subject to vesting over four years. David Talbot and Michael O'Donnell are executive officers as well as directors, receive no separate compensation for their service as directors and their compensation is reported in Executive Compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            None of Salon's executive officers have served as a member of the Compensation Committee or Board of Directors of any other entity which has an executive officer serving as a member of Salon's Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In March 2000, Salon entered into a publishing and joint-marketing agreement with Arnoldo Mondadori Editore, of which Leonardo Mondadori is a principal shareholder. Mr. Mondadori was a Board member until August 2001.

            On October 10, 2000, Salon loaned David Talbot $75,179 on account stated with agreed 6.3% annual interest. $1,424.80 in interest has been paid to date; the current account balance stands at $80,722.64.

            In October 2001, Salon entered into a month-to-month sublease agreement with WR Hambrecht + Co LLC for office space in New York, NY and received $68,000 in rent income during the year ended March 31, 2002.

            On August 9, 2001, Salon completed a private placement sale of 622 shares of its Series A Preferred Stock. On September 13, 2001, Salon sold an additional 190 shares of Series A Preferred Stock. Copies of the relevant documents for this private placement of the Series A Securities were filed for the first closing as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2001, and were filed for the second closing as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2001. Salon directors Dr. John Warnock and Michael Fuchs purchased Series A Preferred Stock. Director Rob McKay is associated with a purchaser of Series A Preferred Stock.

            On March 7, 2002, Salon completed a private placement sale of 125 shares of its Series B Preferred Stock. Copies of the relevant documents for this private placement of the Series B Securities were filed as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2002. The Series B Securities were issued in connection with a private equity financing to Adobe Systems, Inc. Salon Director Dr. John Warnock is Co-Chairman of the Board of Adobe Systems, Inc.

            On July 24, 2002, Salon sold and issued convertible promissory notes and warrants to a group of investors (the "Bridge Financing"), including Salon directors Dr. John Warnock, Rob McKay and Brian Dougherty. In connection with the Bridge Financing, Dr. Warnock, Mr. McKay and Mr. Dougherty invested $198,690, $116,845, and $50,000, respectively, and were issued warrants to purchase 99,345, 58,423 and 25,000 shares respectively. The Bridge Financing was approved by a special committee comprised of disinterested directors of Salon's board of directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires Salon's executive officers, directors and persons who beneficially own more than 10% of Salon's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish Salon with copies of all
Section 16(a) forms filed by such persons.

            Based solely on Salon's review of such forms furnished to Salon and written representations from certain reporting persons, Salon believes that all filing requirements applicable to Salon's executive officers, directors and more than ten percent (10%) stockholders were complied with.

                                PERFORMANCE GRAPH

            Set forth below is a graph comparing the annual percentage change in the cumulative total return at March 31, 2002, on $100 invested, alternatively, in Company's Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market and the self-determined peer group on June 22, 1999 (the date of the Company's initial public offering).

                   COMPARISON OF THE ANNUAL PERCENTAGE CHANGE
                         IN THE CUMULATIVE TOTAL RETURN
                        AMONG SALON, NASDAQ STOCK MARKET,
                         AND SELF-DETERMINED PEER GROUP

    Measurement Period   Salon Media Group    Peer Group       NASDAQ

          Jun-99              100.00            100.00         100.00
          Sep-99               49.40             77.80         102.49
          Dec-99               50.03            107.50         151.49
          Mar-00               43.78             65.80         170.06
          Jun-00               12.82             22.20         147.87
          Sep-00               16.26             16.19         136.07
          Dec-00                5.63              3.90          91.11
          Mar-01                3.13              2.10          68.02
          Jun-01                2.30              3.17          80.16
          Sep-01                2.00              2.42          55.62
          Dec-01                1.40              4.48          72.30
          Mar-02                1.50              4.69          68.41

Companies in the Self-Determined Peer Group (* Public stock listing not available at end of period)

  Ask Jeeves, Inc.                              iVillage Inc.
  Marketwatch.com, Inc.                          NBC Internet, Inc.*
  Theglobe.com, Inc.                             Women.com Networks, Inc.*

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW

            The Compensation Committee of the Board of Directors is comprised of one or more non-employee members of the Company's Board of Directors. The Compensation Committee during the fiscal year ended March 31, 2002 was comprised of James H. Rosenfield. Mr. Michael Fuchs joined the Committee in April 2002.

COMPENSATION POLICY

            The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, bonuses and stock options to meet these goals.

FORMS OF COMPENSATION

            The Company provides its executive officers with a compensation package consisting of base salary and incentive bonuses, and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information regarding compensation paid by other companies in the Company's industry.

            BASE SALARY. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the internet media industry for individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

            BONUSES. It is the policy of the Company that a substantial component of each officer's potential annual compensation takes the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on the financial performance of the Company and the achievement of the officer's individual performance objectives. The Compensation Committee determines the Chief Executive Officer's bonus, without participation by the Chief Executive Officer, based on the same factors.

2002 COMPENSATION

            Compensation for the Chief Executive Officer and other executive officers for 2002 was set according to the Company's established compensation policy described above. During both fiscal 2001 and 2002, the Company's executive officers earned no bonuses.



                                                   By the Compensation Committee
                                                     James H. Rosenfield (Chair)
                                                                   Michael Fuchs

                          REPORT OF THE AUDIT COMMITTEE

                 The Audit Committee of the Board of Directors (the Audit Committee) is a standing committee comprised of three independent directors. It operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are Brian Dougherty, John Warnock and Rob McKay, each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for the Nasdaq stock market. The Audit Committee annually recommends to the Board of Directors the selection of the Company's independent accountants. That recommendation is subject to ratification by the Company's stockholders. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

                 Management is responsible for the Company's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Audit Committee's responsibilities include the monitoring and oversight of these processes.

                 Consistent with its Charter responsibilities, the Audit Committee has met and held discussions with management and the independent accountants. In this context, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants and discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                 The Company's independent accountants have also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants' independence.

                 Based upon the Audit Committee's discussions with management and the independent accountants as described in this report and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee as then constituted recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2002 filed with the Securities and Exchange Commission.


                                                          By the Audit Committee
                                                                 Brian Dougherty
                                                                    John Warnock
                                                                       Rob McKay

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING


            Under the Company's bylaws, in order for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

            Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 22 Fourth Street, 16th Floor, San Francisco, CA 94103, no later than May 1, 2003, and satisfy the conditions established by the Securities and Exchange Commission for such inclusion.


TRANSACTION OF OTHER BUSINESS

            At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2002 Annual Meeting of Stockholders of the Company other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors

                                           /s/ Michael O'Donnell

                                           MICHAEL O'DONNELL
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



September 10, 2002

                                   Appendix A

                        FORM OF CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

            SALON MEDIA GROUP, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

            1. The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Company has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of
Delaware:

            RESOLVED: That the Restated Certificate of Incorporation of the Company shall be amended, effective as of 8:30 a.m. Eastern Time on [ , 2002,]/1/ to effect a [1-for-5, 1-for-7, 1-for-10, 1-for-15, 1-for-20, or
1-for-50]/2/ reverse stock split;

            RESOLVED FURTHER: That to effect such reverse stock split, paragraph
(A) of Article FOURTH of the Restated Certificate of Incorporation of the Company shall be amended to read as follows:

            "(A) The Corporation is authorized to issue a total of 55,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock"./3/ The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 50,000,000. All of the authorized shares shall have a par value of $0.001. Upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation, each [five, seven, ten, fifteen, twenty and fifty] issued and outstanding shares of the Corporation's Common Stock ("Old Common Stock") shall be automatically converted, reclassified and combined into one share of Common Stock. Any stock certificate that, immediately prior to the filing of this Certificate of Amendment represented shares of the Old Common Stock will, from and after the filing of this Certificate of Amendment, automatically and without the necessity of presenting the same for exchange, represent the number of Common Stock as equals the product of Old Common Stock represented by such certificate immediately prior to the filing of this Certificate of Amendment by [1-for-5, 1-for-7, 1-for-10, 1-for-15, 1-for-20, or 1-for-50]."

            2. The foregoing amendment has been approved by the stockholders of the Corporation at a duly held meeting of stockholders.

            IN WITNESS WHEREOF, SALON MEDIA GROUP, INC. has caused this certificate to be signed by its Chief Executive Officer this ____ day of ______, 200_.

                                  SALON MEDIA GROUP, INC.
                                  By:
                                     -----------------------------------
                                  Name: Michael O'Donnell
                                  Title: Chief Executive Officer and President

The following footnotes will not be part of the Certificate of Amendment as filed, but exist for explanatory purposes only:

/1/ By approving the proposed amendment, Salon stockholders will be authorizing the board of directors to implement the reverse split at any time on or before the earlier of the date of Salon's 2003 Annual Meeting of Stockholders or December 31, 2003, or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on foregoing date, the Salon board of directors will either resolicit Salon stockholder approval or abandon the reverse split.

/2/ Salon's board of directors has proposed amending Article IV(A) of Salon's Restated Certificate of Incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as "old common stock," will be converted, reclassified and combined as a smaller number of shares of common stock, referred to as "new common stock," by a ratio of 1-for-5, 1-for-7, 1-for-10, 1-for-15, 1-for-20, or 1-for-50 (as if each amendment is being submitted as a separate proposal), with one of such amendments containing the final reverse split ratio to be determined by Salon's board of directors, which shall have the right to abandon all other ratios or the amendment in its entirety itself. The exact ratio will be determined by Salon's board of directors based on prevailing market conditions at the time the reverse stock split is effected. Salon stockholders are being asked to approve a separate amendment to its Restated Certificate of Incorporation corresponding to each of the possible reverse split ratios between five and fifty, with the board of directors having the authority to give its final approval to only one of such amendments, or to abandon each of such amendments at its discretion.

/3/ Salon's board of directors has proposed an amendment to Salon's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 which will be considered by Salon stockholders at Salon's 2002 Annual Meeting of Stockholders. Should this proposal pass, the first two sentences of paragraph (A) of Article FOURTH of the Restated Certificate of Incorporation of the Company would instead state: "The Corporation is authorized to issue a total of 105,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock". The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 100,000,000."

PROXY
                             SALON MEDIA GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

            The undersigned, revoking all prior proxies, hereby appoints Michael O'Donnell and David Talbot, or either of them, with full power of substitution, as proxies to represent and vote as designated in this proxy any and all of the shares of stock of Salon Media Group, Inc., held or owned by or standing in the name of the undersigned on the Company's books on August 27, 2002 at the Annual Meeting of Stockholders of the Company to be held at the office of Salon Media Group, Inc. located at 22 Fourth Street, 16th Floor, San Francisco at 2:00 p.m. on October 24, 2002, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

            The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side, or, if no specification is made, to vote in favor thereof.

            The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

            The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and
(c) Annual Report to Stockholders for the fiscal year ending March 31, 2002.

                         (TO BE SIGNED ON REVERSE SIDE)

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

(x)    PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

            1. To elect the following four persons as Class III directors to hold office for a three-year term and until their successors are elected and qualified:

           Nominee:  Michael O'Donnell

                        ( )     FOR                 ( )     WITHHELD

           Nominee:  Rob McKay

                        ( )     FOR                 ( )     WITHHELD

           Nominee:  James H. Rosenfield

                        ( )     FOR                 ( )     WITHHELD

           Nominee:  Michael Fuchs

                        ( )     FOR                 ( )     WITHHELD

            2. To approve the issuance of shares of the Company's Common Stock upon (i) the conversion of the Company's issued and issuable Series B Preferred Stock, and (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the issuance of the Series B Preferred Stock.

                      FOR                AGAINST                   ABSTAIN
                      ( )                  ( )                       ( )

            3. To approve the issuance of shares of the Company's Common Stock upon (i) the conversion of the Company's Convertible Promissory Notes or other equity securities of the Company into which the Convertible Promissory Notes may be converted, and (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock issued and issuable in connection with the Note and Warrant Purchase transaction of July 2002.

                      FOR                AGAINST                   ABSTAIN
                      ( )                  ( )                       ( )

            4. To consider and approve an amendment to the Company's Amended and
               Restated Certificate of Incorporation to effect a reverse split of its outstanding Common Stock by:

       PLEASE VOTE FOR, AGAINST OR ABSTAIN ON ALL PROPOSALS 4A THROUGH 4F

            A.  A ratio of 1:5        FOR          AGAINST           ABSTAIN
                                      ( )            ( )               ( )

            B.  A ratio of 1:7        FOR          AGAINST           ABSTAIN
                                      ( )            ( )               ( )

            C.  A ratio of 1:10       FOR          AGAINST           ABSTAIN
                                      ( )            ( )               ( )

            D.  A ratio of 1:15       FOR          AGAINST           ABSTAIN
                                      ( )            ( )               ( )

            E.  A ratio of 1:20       FOR          AGAINST           ABSTAIN
                                      ( )            ( )               ( )

            F.  A ratio of 1:50       FOR          AGAINST           ABSTAIN
                                      ( )            ( )               ( )

            5. To consider an amendment to Salon's Restated Certificate of
               Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

                      FOR                AGAINST                   ABSTAIN
                      ( )                  ( )                       ( )

            6. To approve an amendment to the Company's 1995 Stock Option Plan to increase the limit on the number of shares which may qualify as incentive stock options by 707,763 shares, to 8,829,610 shares, without affecting the total number of shares which may be issued under the plan.

                      FOR                AGAINST                   ABSTAIN
                      ( )                  ( )                       ( )

            7. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending March 31, 2003.

                      FOR                AGAINST                   ABSTAIN
                      ( )                  ( )                       ( )

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.



                                            MARK HERE FOR ADDRESS   ( )
                                            CHANGE AND NOTE AT LEFT


Signature:                                     Date:
            --------------------------------         ---------------------------

Signature:                                     Date:
            --------------------------------         ---------------------------



Note: Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.